EXHIBIT 23





PRICEWATERHOUSE COOPERS
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                                                 PricewaterhouseCoopers LLP
                                                 300 Atlantic Street
                                                 Stamford, CT  06901
                                                 Telephone (203) 539 3000
                                                 Facsimile (813) 207 3999






         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statements on Forms S-8 (Nos. 33-38890, 333-116921, 333-107020 and 333-107021)
of UIL Holdings Corporation of our reports dated February 11, 2005 relating to the financial statements, financial statements schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP


Stamford, Connecticut
February 22, 2005